Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-167922 and 333-160264) of our report dated June 15, 2011 relating to the financial statements, which appears in the Annual Report of the Savings Plan of Xerox Corporation and the Xerographic Division, Rochester Regional Joint Board on Behalf of Itself and Other Regional Joint Boards on Form 11-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
June 15, 2011